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                                                              EXHIBIT-99.B11

                        [COOPERS & LYBRAND LETTERHEAD]


CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Strong Conservative Equity Funds, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No.9 to the Registration Statement of Strong Conservative Equity Funds, Inc. on Form N-1A of our report dated December 8, 1995 on our audit of the financial statements and financial highlights of Strong American Utilities Fund, a series of Strong Conservative Equity Funds, Inc., which report is included in the Annual Report to Shareholders for the period from January 1, 1995 to October 31, 1995, which is also incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.



                                            /s/ Coopers & Lybrand L.L.P.
                                                COOPERS & LYBRAND L.L.P.

Milwaukee, Wisconsin
December 30, 1996